Stock Appreciation Rights Agreement

This Stock Appreciation Rights Agreement ("SAR Agreement") evidences the grant to _____________ (the "Participant") by Flora Growth Corp. (the "Company") of the right to receive shares of Common Stock of the Company (the "Shares") on the terms and conditions provided for below (the "SARs").

1. Grant Date and Term. The date on which the SARs are granted is ______, 20__ (the "Grant Date"). The term of the SARs is from the Grant Date until the tenth anniversary of the Grant Date with a post-termination exercise period of one year. In addition to the foregoing, all SARs granted hereunder shall remain unexercisable and shall be subject to forfeiture, unless the Company's shareholders approve such SAR grant at the Company's annual shareholder meeting held on ______, 202_.

2. Number of Shares Subject to SARs; Rights Conferred by Grant of SARs. The number of Shares subject to the SARs is ________. The SARs represent the right, upon exercise, to receive a number of Shares with a fair market value, determined on the date of exercise, equal to the product of (i) the aggregate number of Shares with respect to which this SAR is exercised and (ii) the excess of (A) the fair market value of a Share as of the date of exercise over (B) the SAR Base Price specified below. The fair market value of a share on the date of exercise shall be determined as provided in Section 5 below. The Participant shall not be entitled to receive a cash payment in respect of the Shares underlying the SARs on any dividend payment date for the Shares.

3. Base Price. The Base Price of the SARs is $_______.

4. Vesting. The SARs shall vest in ___ tranches with each tranche representing ___% of the total outstanding shares. The first tranche shall vest upon the Company's stock increasing by 50% from the share price at grant date with each tranche thereafter requiring an additional 50% increase in share price to vest in accordance with the following schedule:

[Insert Vesting Schedule]

5. Exercise of SARs. the Participant may exercise a vested SAR, in whole or in part, at any time during the term of the SARs by providing written notice to the Company stating the number of shares in respect of which the SAR is being exercised. Such written notice may be delivered in person or by certified mail to the Chief Financial Officer of the Company. Upon exercise, the Participant will receive a number of Shares having a fair market value at the time of exercise equal to the product of (A) the excess of the fair market value of a Share at time of exercise over the Base Price and (B) the number of Shares with respect to which the SARs are exercised. For purposes of this Section 5, fair market value shall be the most recent real time closing price of a Share at the time of exercise of the SAR based on transactions reported on the NASDAQ or other national securities exchange, provided that if the Shares are not then listed and traded on the NASDAQ or other national securities exchange, fair market value shall be what the Company determines in good faith to be the fair market value of a Share at the time of such exercise, using such criteria as it shall determine, in its discretion, to be appropriate for valuation.

6. Transferability of SAR.

The SARs granted hereby shall not be transferable.

7. Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to the SARs, the Participant shall pay to the Company or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Company in its sole discretion, the minimum required withholding obligations may be settled with Shares, including without limitation Shares otherwise delivered upon exercise of the SARs. The obligations of the Company under this SAR Agreement shall be conditional on such payment, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

8. Applicability. By executing this SAR Agreement, the Participant expressly acknowledges

(i) receipt of this agreement and any current applicable prospectus and (ii) the applicability of all provisions of this agreement to the SARs.

9. General Termination of Employment. This Section 9 sets forth the normal treatment of the SARs following the date on which the employment relationship between Participant and the Company (including any subsidiary or parent of the Company) ceases to exist (the "Date of Termination") where such termination does not result from circumstances described in Sections 10 through 11 below.  Notwithstanding  any  provision  of  this Section 9 or  ensuing Sections 10 through 11 to the contrary, after a Participant's Date of Termination, no SAR may be exercised after the end of its full term specified pursuant to Section 1. In addition, the Participant's SARs, and the rights and obligations set forth herein, are subject to amendment, adjustment or termination and/or Section 13:

(a) Unvested SARs Held on the Date of Termination. Any unvested SARs held by the Participant as of the Date of Termination shall immediately expire.

(b) Post-Termination Exercise and Expiration. The deadline for Participant's exercise of any vested SARs held by the Participant as of the Date of Termination (the "Exercise Deadline") shall be one year after the Date of Termination. Any vested but unexercised SARs not exercised on or before the Exercise Deadline shall immediately expire.

10. Death or Disability. In the event that a Participant's Employment is terminated by reason of death or disability (for purposes of this SAR Agreement, "disability" shall mean that the Participant is unable to perform his or her job duties due to a medically diagnosed permanent physical or mental condition), the following shall apply:

(a) Unvested SARs Held on the Date of Termination. Any unvested SARs held by the Participant as of the Date of Termination shall immediately vest.

(b) Post-Termination Exercise and Expiration. The Exercise Deadline for any SARs held by the Participant (or his or her beneficiaries or estate, in the case of death) on the Date of Termination shall be the third anniversary of the Date of Termination. Any unexercised SARs held by the Participant (or his or her beneficiaries or estate, in the case of death) shall expire immediately after the Exercise Deadline.

11. Termination For Cause. In the event that the Company determines a Participant's Employment is terminated for Cause (as defined in ________), any SARs held by such Participant on the Date of Termination, whether vested or unvested, shall immediately expire.

12. Change in Control. In the event of a Change in Control following which the Common Stock will not continue to be listed for trading on a national securities exchange, the Company shall arrange for the substitution for any unvested SARs with the grant of a replacement award (the "Replacement Award") to Participant of an option or stock appreciation right issued by the surviving or successor entity (or the ultimate parent thereof) in such Change in Control that meets all of the following criteria:

(a) Such Replacement Award shall be denominated in securities listed for trading following such Change in Control on a national securities exchange.

(b) Such Replacement Award shall provide Participant with substantially the same economic value and benefits as provided by this SAR Agreement and the unvested SARs, including (i) an aggregate exercise or base price equal to the aggregate Base Price of the unvested SARs, (ii) an aggregate spread determined immediately after such Change in Control equal to the aggregate spread of the unvested SARs as determined immediately prior to such Change in Control, and (iii) a ratio of exercise price or base price to the fair market value of the stock subject to such Replacement Award, as determined immediately after the Change in Control, that is equal to the ratio of Base Price of the unvested SARs to the Fair Market Value of the Common Stock, as determined immediately prior to the Change in Control. Notwithstanding anything to the contrary contained herein, the substitution of the Replacement Award for the unvested SARs shall be done in a manner that complies with Section 409A of the Code.

(c) Such Replacement Award shall vest on the earlier to occur of the date the SARs would otherwise have vested under the terms of this SAR Agreement and the third anniversary of the Grant Date, subject to Participant's continued employment with the surviving or successor entity (or a direct or indirect subsidiary or ultimate parent thereof) through such date, provided, however, that such Replacement Award will vest immediately if Participant's employment is terminated by the surviving or successor entity Without Cause or by Participant for Good Reason, in either case at any time prior to the date of vesting of such Replacement Award.

(d) Notwithstanding Section 12(c), such Replacement Award shall vest immediately prior to (i) any transaction with respect to the surviving or successor entity (or parent or subsidiary company thereof) of substantially similar character to a Change in Control, or (ii) the securities underlying such Replacement Award ceasing to be listed on a national securities exchange.

Upon such substitution the unvested SARs and this SAR Agreement shall terminate and be of no further force and effect; but if the Company does not or cannot provide for a Replacement Award meeting all of the terms set forth above, any unvested SARs shall vest immediately prior to such Change in Control and the Participant shall be entitled to exercise the SARs and receive upon such exercise the consideration to which Participant would have been entitled in such Change in Control transaction as a  holder  of  Common  Stock  had  the  SARs  been  exercised  in  accordance  with Section 5 on the business day immediately preceding such Change in Control transaction.

13. Modification; Waiver. Except as provided in this SAR Agreement, no provision of this SAR Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the Participant and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged, provided that any change that is advantageous to Participant may be made by the Company without Participant's consent or written signature or acknowledgement. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this SAR Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Participant acknowledges and agrees that the Company has the right to amend an outstanding SAR in whole or in part from time-to-time if the Company believes, in its sole and absolute discretion, such amendment is required or appropriate in order to conform the SAR to, or otherwise satisfy any legal requirement (including without limitation the provisions of Section 409A of the Code). Such amendments may be made retroactively or prospectively and without the approval or consent of the Participant to the extent permitted by applicable law, provided that the Company shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code.

14. Notices.

If to the Participant:

to the Participant's most recent address on the records of the Company

If to the Company:

Flora Growth Corp. 3230 W. Commercial Boulevard - Suite 180, Fort Lauderdale, Florida, 33309, United States Attn: Chief Financial Officer

(or to such other address as the party in question shall from time to time designate by written notice to the other parties).

15. Compensation Recovery. The Company may cancel, forfeit or recoup any rights or benefits of, or payments to, the Participant hereunder, including but not limited to any Shares issued by the Company upon exercise of vested SARs or the proceeds from the sale of any such Shares, under any future compensation recovery policy that it may establish and maintain from time to time, to meet listing requirements that may be imposed in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise. The Company shall delay the exercise of its rights under this Section for the period as may be required to preserve equity accounting treatment.

16. Governing Law. Except to the extent that provisions are governed by applicable provisions of the Code or other substantive provisions of federal law, and all SARs made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario without regard to the principles of conflicts of law thereof.

FLORA GROWTH CORP.
By:

[PARTICIPANT'S NAME]